UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 28, 2024

First Advantage Corporation

(Exact name of Registrant as Specified in Its Charter)

Delaware	001-31666	84-3884690
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1 Concourse Parkway NE Suite 200
Atlanta, Georgia		30328
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s Telephone Number, Including Area Code: 888 314-9761

Not applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☒ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.001 par value per share	FA	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company
☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.
☐

Item 1.01 Entry into a Material Definitive Agreement.

As previously announced, on February 28, 2024, First Advantage Corporation, a Delaware corporation (the “Company” or “First Advantage”), entered into an Agreement and Plan of Merger (the “Merger Agreement”) with Sterling Check Corp., a Delaware corporation (“Sterling”), and Starter Merger Sub, Inc., a Delaware corporation and an indirect wholly-owned subsidiary of First Advantage (“Merger Sub”). The Merger Agreement provides that, upon the terms and subject to the conditions set forth therein, Merger Sub will be merged with and into Sterling (the “Merger”), with Sterling continuing as the surviving corporation in the Merger and becoming an indirect wholly-owned subsidiary of First Advantage. The respective boards of directors of Sterling and First Advantage unanimously approved the Merger Agreement, and the board of directors of Sterling recommended that Sterling’s stockholders adopt the Merger Agreement.

Upon the effective time of the proposed transaction, each share of common stock, par value $0.01 per share, of Sterling (“Sterling Common Stock”) issued and outstanding immediately prior to the effective time of the proposed transaction will be converted into the right to receive, at the election of the holder of such share of Sterling Common Stock, and subject to proration in accordance with the Merger Agreement as described below: (i) $16.73 per share in cash, without interest (the “Cash Consideration”), or (ii) 0.979 (the “Exchange Ratio”) shares of common stock, par value $0.001 per share, of First Advantage (“First Advantage Common Stock” and, such consideration, the “Stock Consideration” and, together with the Cash Consideration, the “Merger Consideration”). The election will be subject to a proration mechanism, such that the total number of shares of Sterling Common Stock entitled to receive the Cash Consideration will be equal to 72%, and the total number of shares of Sterling Common Stock entitled to receive the Stock Consideration will be equal to 28%, of the aggregate number of shares of Sterling Common Stock issued and outstanding immediately prior to the consummation of the proposed transaction. Holders of Sterling Common Stock that do not make an election will be treated as having elected to receive the Cash Consideration or the Stock Consideration in accordance with and subject to the proration methodology in the Merger Agreement.

With respect to each share of restricted stock, each restricted stock unit, and each net option share (as calculated pursuant to the Merger Agreement) underlying an in-the-money stock option award of Sterling, the holder of such award will receive, as a result of the proposed transaction, the same election to receive the per-share Merger Consideration with respect to such award, without interest and less applicable tax withholding. Merger Consideration in respect of unvested awards (other than unvested awards held by non-employee directors) will be paid in the form of either an unvested cash award or an unvested First Advantage restricted stock award (based on the Exchange Ratio), at the holder’s election, which award will be subject to the same terms and conditions (including vesting) as applied to the replaced Sterling equity award. Due to limitations under certain local laws, non-U.S. holders of unvested Sterling equity awards will generally be required to receive their replacement awards in the form of unvested cash awards. Any out-of-the-money Sterling stock options, whether vested or unvested, will be canceled for no consideration.

If the proposed transaction is consummated, Sterling Common Stock will be delisted from The NASDAQ Global Stock Market (“NASDAQ”) and deregistered under the Securities Exchange Act of 1934, as amended. Following the closing of the proposed transaction, First Advantage Common Stock will continue to be listed on NASDAQ under the ticker symbol “FA.”

On February 28, 2024, following the execution of the Merger Agreement, certain entities advised by or affiliated with Goldman Sachs & Co. LLC (the “Specified Stockholders”) and holding approximately 52.8% of the total outstanding shares of Sterling Common Stock delivered a written consent (the “Written Consent”) to adopt the Merger Agreement and to approve the transactions contemplated thereby, including the proposed transaction. Delivery of the Written Consent by the Specified Stockholders was sufficient to adopt the Merger Agreement and, therefore, approve the proposed transaction on behalf of all stockholders of Sterling, and no further vote of Sterling stockholders will be required.

Consummation of the proposed transaction, which is expected to occur in approximately the third quarter of 2024, is subject to the satisfaction or waiver of customary closing conditions, including (i) adoption of the Merger Agreement by Sterling stockholders (which was obtained by the delivery of the Written Consent on February 28, 2024), (ii) the expiration or termination of the waiting period under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended, and clearance under the antitrust and foreign direct investment laws of certain other jurisdictions, (iii) the absence of certain orders or laws preventing the consummation of the proposed transaction, (iv) the effectiveness of the registration statement on Form S-4 to be filed by First Advantage with the SEC in connection with the proposed transaction, (v) the authorization for listing on NASDAQ of the shares of First Advantage Common Stock to be issued in connection with the Merger and (vi) the mailing of the information statement contemplated by Rule 14c-2 of the Exchange Act by Sterling to the stockholders of Sterling, and the lapse of at least 20 business days from the date of completion of such mailing. The obligation of each party to consummate the proposed transaction is also subject to other customary closing conditions, including the absence of a material adverse effect with respect to the other party, the accuracy of the other party’s representations and warranties, subject to certain materiality standards set forth in the Merger Agreement and compliance in all material respects with the other party’s obligations under the Merger Agreement, subject to certain heightened standards set forth in the Merger Agreement.

Sterling is subject to customary non-solicitation restrictions set forth in the Merger Agreement. However, prior to 11:59 p.m., New York City time, on March 23, 2024, Sterling may, subject to the terms and conditions set forth in the Merger Agreement, engage in negotiations or discussions with, and furnish nonpublic information to, a third party (other than certain excluded parties) that makes an unsolicited written bona fide acquisition proposal, if Sterling’s board of directors determines in good faith that such acquisition proposal constitutes, or would reasonably be expected to lead to, a superior proposal. If Sterling’s board of directors determines in good faith that an acquisition proposal constitutes a superior proposal, and Sterling complies with certain notice and other conditions set forth in the Merger Agreement (including providing First Advantage with a four business day period to match or improve upon such superior proposal and First Advantage failing to do so), Sterling may, prior to 11:59 p.m., New York City time, on March 23, 2024, terminate the Merger Agreement to accept such superior proposal.

The Merger Agreement contains other termination rights for either or each of First Advantage and Sterling, including, among others, by either party if the consummation of the proposed transaction does not occur on or before 11:59 p.m., New York City time, on February 28, 2025 (the “Initial Outside Date”), subject to an extension of six months at First Advantage’s election (the “Extended Outside Date”) if on the Initial Outside Date all of the closing conditions except those relating to antitrust approvals have been satisfied or waived. Upon termination of the Merger Agreement under certain specified circumstances, including by Sterling to enter into a definitive agreement with respect to a superior proposal in accordance with the terms of the Merger Agreement, Sterling will be required to pay First Advantage a termination fee in the amount of $66.3 million.

Upon termination of the Merger Agreement by either party because certain required antitrust approvals are not obtained (i) by the Initial Outside Date, First Advantage will be required to pay Sterling a termination fee of $60 million or (ii) by the Extended Outside Date, First Advantage will be required to pay Sterling a termination fee of $90 million. In addition, if First Advantage fails to consummate the proposed transaction within five business days after all of the required conditions have been satisfied and Sterling terminates the Merger Agreement as a result thereof, First Advantage will be required to pay Sterling a termination fee of $100 million.

The parties have made customary representations, warranties and covenants in the Merger Agreement, including covenants relating to (i) the conduct of each of Sterling’s and First Advantage’s respective businesses in the ordinary course between the date of the signing of the Merger Agreement and the consummation of the proposed transaction, (ii) the parties using their respective reasonable best efforts to obtain any approvals from governmental authorities required for the proposed transaction, including antitrust approvals and foreign direct investment approvals, on the terms and subject to the conditions set forth in the Merger Agreement, and (iii) the preparation and filing with the Securities and Exchange Commission (the “SEC”) of a registration statement on Form S-4 containing an information statement of Sterling in connection with the proposed transaction.

Effective upon the effective time of the proposed transaction, and on terms and conditions to be determined by First Advantage, First Advantage will offer Joshua Peirez, the Chief Executive Officer and a director of Sterling, a seat on First Advantage’s board of directors.

The foregoing summary of the Merger Agreement and the transactions contemplated thereby does not purport to be complete and is subject to, and qualified in its entirety by, the full text of the Merger Agreement attached hereto as Exhibit 2.1 and incorporated herein by reference.

The Merger Agreement has been attached as an exhibit hereto to provide investors with information regarding its terms. It is not intended to provide any other factual information about the Company, Sterling, or Merger Sub, their respective businesses, or the actual conduct of their respective businesses during the period prior to the consummation of the proposed transaction. The representations, warranties and covenants contained in the Merger Agreement were made only for purposes of the Merger Agreement as of the specific dates therein, were solely for the benefit of the parties to the Merger Agreement, may be subject to limitations agreed upon by the contracting parties, including being qualified by confidential disclosures made for the purposes of allocating contractual risk between the parties to the Merger Agreement instead of establishing these matters as facts, and may be subject to standards of materiality applicable to the contracting parties that differ from those applicable to investors. Accordingly, the representations and warranties may not describe the actual state of affairs as of the date they were made or at any other time and investors should not rely on them as statements of fact.

Support Agreement

In connection with entering into the Merger Agreement, on February 28, 2024, the Company entered into a support agreement, by and among the Company, Sterling and the Specified Stockholders (the “Support Agreement”), pursuant to which the Specified Stockholders agreed to, among other things, and subject to the terms and conditions set forth therein, vote in favor of the Merger Agreement and the transactions contemplated thereby, including the proposed transaction, and prohibiting the Specified Stockholders from soliciting alternative acquisition proposals. The Support Agreement will automatically terminate if the Merger Agreement is terminated in accordance with its terms.

New Stockholders’ Agreement

In connection with entering into the Merger Agreement, on February 28, 2024, the Company entered into a Stockholders’ Agreement, by and among the Company, certain parties that will becomes stockholders of the Company pursuant to the Merger Agreement and certain other parties party thereto (the “New Stockholders’ Agreement”). The New Stockholders’ Agreement grants the Company the right to repurchase its shares from certain parties party thereto following the sale or transfer of shares of the Company by such party (such sale or transfer, the “Sale”), in an amount that is up to 17.647% of the shares sold or transferred in such Sale. The New Stockholders’ Agreement also grants certain of the parties thereto customary shelf and piggyback rights.

Amended and Restated Stockholders’ Agreement

On February 28, 2024, the Company entered into an amended and restated Stockholders’ Agreement, by and among the Company, SLP Fastball Aggregator, L.P. and certain stockholders of the Company party thereto, which amended and restated the previous Stockholders’ Agreement entered into on June 25, 2021, in order to, among other things, facilitate the granting of the registration rights set forth in the New Stockholders’ Agreement.

Commitment Letter

In connection with the execution of the Merger Agreement, on February 28, 2024, First Advantage Holdings, LLC, a subsidiary of the Company (the “Borrower”), entered into a commitment letter (the “Commitment Letter”) with certain financial institutions that committed to provide, subject to the terms and conditions of the commitment letter, an incremental term loan in an aggregate principal amount of $1.820 billion and incremental revolving commitments in an aggregate principal amount of $150 million, in each case, under the Borrower’s existing credit agreement. Such financial institutions also agreed to extend the maturity date of the Borrower’s revolving credit facility from July 31, 2026 to the date that is the fifth anniversary of the closing date of the proposed transaction.

The foregoing summaries of the Support Agreement, the New Stockholders’ Agreement, the Amended and Restated Stockholders’ Agreement and the Commitment Letter, and the proposed transactions contemplated thereby do not purport to be complete and are subject to, and qualified in their entirety by, the full text of such agreements, attached hereto as Exhibit 10.1, Exhibit 10.2, Exhibit 10.3 and Exhibit 10.4, respectively, and are incorporated herein by reference.

No Offer or Solicitation

This communication is for informational purposes only and is not intended to and does not constitute, or form a part of, an offer, invitation or the solicitation of an offer or invitation to purchase, otherwise acquire, subscribe for, sell or otherwise dispose of any securities, or a solicitation of any vote or approval in any jurisdiction, pursuant to the proposed transaction or otherwise, nor shall there be any sale, issuance or transfer of securities in any jurisdiction in which such sale, issuance or transfer of securities would be unlawful prior to registration or qualification under the securities laws of any such jurisdiction. No offering of securities shall be made, except by means of a prospectus meeting the requirements of Section 10 of the Securities Act.

Additional Information about the Proposed Transaction and Where to Find It

In connection with the proposed transaction, First Advantage intends to file with the SEC a registration statement on Form S-4 that will include an information statement of Sterling and that also constitutes a prospectus of First Advantage. Each of First Advantage and Sterling may also file other relevant documents with the SEC regarding the proposed transaction. This document is not a substitute for the information statement/prospectus or registration statement or any other document that First Advantage or Sterling may file with the SEC. The information statement/prospectus (if and when available) will be mailed to stockholders of First Advantage and Sterling. INVESTORS AND SECURITY HOLDERS OF FIRST ADVANTAGE AND STERLING ARE URGED TO READ THE REGISTRATION STATEMENT, INFORMATION STATEMENT/PROSPECTUS AND ANY OTHER RELEVANT DOCUMENTS THAT MAY BE FILED WITH THE SEC, AS WELL AS ANY AMENDMENTS OR SUPPLEMENTS TO THESE DOCUMENTS, CAREFULLY AND IN THEIR ENTIRETY IF AND WHEN THEY BECOME AVAILABLE BECAUSE THEY CONTAIN OR WILL CONTAIN IMPORTANT INFORMATION ABOUT THE PROPOSED TRANSACTION. Investors and security holders will be able to obtain free copies of the registration statement and information statement/prospectus (if and when available) and other documents containing important information about First Advantage, Sterling and the proposed transaction, once such documents are filed with the SEC through the website maintained by the SEC at www.sec.gov. Copies of the documents filed with the SEC by First Advantage will be available free of charge on First Advantage’s website at https://fadv.com/ or by contacting First Advantage’s Investor Relations department at investors@fadv.com. Copies of the documents filed with the SEC by Sterling will be available free of charge on Sterling’s website at https://www.sterlingcheck.com/ or by contacting Sterling’s Investor Relations department at IR@sterlingcheck.com.

Forward-Looking Statements

This report and any documents referred to in this report contain forward-looking statements within the meaning of Section 27A of the Securities Act, and Section 21E of the Exchange Act, and it is intended that all forward-looking statements that Sterling or First Advantage make will be subject to the safe harbor protections created thereby. Forward-looking statements can be identified by forward-looking terminology such as “aim,” “anticipate,” “believe,” “continue,” “could,” “estimate,” “expect,” “intend,” “may,” “might,” “plan,” “potential,” “predict,” “projection,” “seek,” “should,” “will” or “would,” or the negative thereof or other variations thereon or comparable terminology. In particular, statements that address First Advantage’s and Sterling’s future performance, business strategy, future operations, estimates and projections of revenues, losses, costs, expenses, returns, cash flow, and financial position, anticipated benefits of strategic transactions (including acquisitions and divestitures), and plans and objectives of management (including plans for future cash flow from operations), contained in this report or any documents referred to herein are forward-looking statements. These statements also include, but are not limited to, statements regarding the expected benefits of the proposed transaction to First Advantage and Sterling and each of their stockholders and the anticipated timing thereof. First Advantage and Sterling have based these forward-looking statements on current expectations, assumptions, estimates and projections. Such forward-looking statements are only predictions and involve known and unknown risks and uncertainties, many of which are beyond First Advantage and Sterling’s control. Many factors could cause actual future events to differ materially from the forward-looking statements in this report, including but not limited to: (i) the risk that the proposed transaction may not be completed in a timely manner or at all, (ii) the failure to satisfy the conditions to the consummation of the proposed transaction, including the receipt of certain governmental and regulatory approvals, (iii) the occurrence of any event, change or other circumstance that could give rise to the termination of the Merger Agreement, (iv) the effect of the announcement or pendency of the proposed transaction on First Advantage’s business relationships, operating results, and business generally, (v) risks that the proposed transaction disrupts current plans and operations of First Advantage or Sterling and potential difficulties in First Advantage employee retention as a result of the proposed transaction, (vi) risks related to diverting management’s attention from First Advantage’s ongoing business operations, (vii) unexpected costs, charges or expenses resulting from the proposed transaction and (viii) the outcome of any legal proceedings that may be instituted against Sterling or against First Advantage related to the Merger Agreement or the proposed transaction. These and other important factors contained in First Advantage and Sterling’s filings with the SEC, including their respective Forms 10-K, 10-Q and 8-K, may cause actual results, performance or achievements to differ materially from those expressed or implied by these forward-looking statements. The forward-looking statements contained in this report are not guarantees of future performance and actual results of operations, financial condition, and liquidity, and the development of the industry in which each of First Advantage and Sterling operates, may differ materially from the forward-looking statements contained in this report. Any forward-looking statement made in this report speaks only as of the date of such statement. Except as required by law, neither First Advantage nor Sterling undertakes any obligation to update or revise, or to publicly announce any update or revision to, any of the forward-looking statements, whether as a result of new information, future events or otherwise, after the date of this report.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description
2.1*	Agreement and Plan of Merger, dated as of February 28, 2024, by and among First Advantage Corporation, Sterling Check Corp. and Starter Merger Sub, Inc.
10.1*	Support Agreement, dated as of February 28, 2024, by and among First Advantage Corporation and certain stockholders of Sterling Check Corp. party thereto.
10.2

Stockholders’ Agreement, dated as February 28, 2024, by and among First Advantage Corporation, certain parties that will become stockholders of First Advantage Corporation pursuant to the Merger Agreement and certain other parties party thereto.

10.3

Amended and Restated Stockholders’ Agreement, dated as of February 28, 2024, by and among First Advantage Corporation, SLP Fastball Aggregator, L.P. and certain stockholders of First Advantage Corporation party thereto.

10.4	Incremental Facilities Commitment letter, dated February 28, 2024, by and among First Advantage Holdings, LLC, and certain financial institutions, party thereto.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

*Annexes, schedules and/or exhibits have been omitted pursuant to Item 601(a)(5) of Regulation S-K. The Company agrees to furnish supplementally a copy of any omitted attachment to the SEC upon request.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FIRST ADVANTAGE CORPORATION

Date:	March 1, 2024	By:	/s/ David L. Gamsey
Name: David L. Gamsey Title: Executive Vice President & Chief Financial Officer